As filed with the Securities and Exchange Commission on December 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carlisle Companies Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	31-11680055
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11605 N. Community House Road, Suite 600 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

Carlisle Companies Incorporated Executive Incentive Program

 as Amended and Restated Effective January 31, 2012

(Full Title of the Plan)

Steven J. Ford, Esq.

Vice President, Chief Financial Officer and General Counsel

Carlisle Companies Incorporated

11605 N. Community House Road, Suite 600

Charlotte, North Carolina 28277

(Name and Address of Agent for Service)

(704) 501-1100

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $1.00 par value	2,200,000	$75.96	$167,112,000	$21,524.03

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)         Determined on the basis of the average of the high and low prices of the common stock reported on the New York Stock Exchange on December 17, 2013 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

Carlisle Companies Incorporated (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 2,200,000 shares of common stock which have been reserved for issuance under the Carlisle Companies Incorporated Executive Incentive Program, as amended and restated effective January 31, 2012 (the “Plan”).  This increase was approved by the Company’s Board of Directors on February 1, 2012, subject to approval by the Company’s stockholders.  On May 2, 2012, the Company’s stockholders approved the increase in the number of shares reserved for issuance under the Plan.

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the Plan are effective.  Accordingly, pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference herein the contents of such Registration Statements on Form S-8 (Registration Nos. 33-56737, 333-52411, 333-49742 and 333-178776) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

The information required by Item 1 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2.         Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (File No. 1-9278) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)                                 the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 12, 2013;

(b)                                 the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed on April 24, 2013, July 23, 2013 and October 22, 2013, respectively;

(c)                                  the Company’s Current Reports on Form 8-K filed on May 10, 2013, October 22, 2013* and December 13, 2013; and

(d)                                 the description of the Company’s common stock that is contained in the Company’s registration statement on Form S-4 (Registration No. 33-3661) filed on February 28, 1986, including any amendment or report filed for the purpose of updating such description.

*                       Information furnished in this Current Report on Form 8-K pursuant to Item 2.02 and Item 7.01 is not incorporated by reference herein.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Steven J. Ford, Vice President, Chief Financial Officer and General Counsel of the Company, who has provided the opinion of counsel required by Item 601(b)(5) of Regulation S-K, was, as of December 23, 2013, the beneficial owner of 221,815 shares of the Company’s common stock, including 154,056 shares subject to acquisition by exercise of stock options within sixty (60) days and 5,130 shares allocated to his account under the Company’s Employee Incentive Savings Plan.

Item 6.         Indemnification of Directors and Officers.

Under Delaware law, a corporation generally may indemnify directors and officers:

•                                          for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•                                          with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

The Company’s Amended and Restated Certificate of Incorporation provides for the mandatory indemnification of the Company’s officers and directors under certain circumstances.  The Company’s Amended and Restated Bylaws provide that it will indemnify its officers and directors to the fullest extent permitted by applicable law.

The directors and officers of the Company are insured, under policies of insurance maintained by the Company within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The following exhibits are filed herewith or incorporated by reference herein as part of the Registration Statement.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 1991)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 13, 2013)

4.3

Carlisle Companies Incorporated Executive Incentive Program, as amended and restated effective January 31, 2012 (incorporated by reference to Exhibit A to the Company’s Proxy Statement on Schedule 14A filed March 20, 2012)

5.1*	Opinion of Steven J. Ford, Esq.

23.1*	Consent of Steven J. Ford, Esq. (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included on the signature page)

* Filed herewith

Item 9.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 23, 2013.

CARLISLE COMPANIES INCORPORATED

By:	/s/ Steven J. Ford
Steven J. Ford
Vice President, Chief Financial Officer &
General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2013.  Each of the undersigned directors and officers of the Company, by his or her execution hereof, hereby constitutes and appoints Steven J. Ford and Kevin P. Zdimal, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title

/s/ David A. Roberts	Chairman of the Board of Directors, President and
David A. Roberts	Chief Executive Officer (Principal Executive Officer)

/s/ Steven J. Ford	Vice President, Chief Financial Officer & General
Steven J. Ford	Counsel (Principal Financial Officer)

/s/ Kevin P. Zdimal	Vice President, Chief Accounting Officer
Kevin P. Zdimal	(Principal Accounting Officer)

/s/ Robin J. Adams
Robin J. Adams	Director

/s/ Robert G. Bohn	Director
Robert G. Bohn

/s/ Robin S. Callahan	Director
Robin S. Callahan

/s/ Terry D. Growcock	Director
Terry D. Growcock

/s/ Stephen P. Munn	Director
Stephen P. Munn

/s/ Gregg A. Ostrander	Director
Gregg A. Ostrander

/s/ Lawrence A. Sala	Director
Lawrence A. Sala

/s/ Magalen C. Webert	Director
Magalen C. Webert

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 1991)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 13, 2013)

4.3

Carlisle Companies Incorporated Executive Incentive Program, as amended and restated effective January 31, 2012 (incorporated by reference to Exhibit A to the Company’s Proxy Statement on Schedule 14A filed March 20, 2012).

5.1*	Opinion of Steven J. Ford, Esq.

23.1*	Consent of Steven J. Ford, Esq. (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included on the signature page)

* Filed herewith